LookSmart Announces Preliminary First Quarter 2008 Revenue Results

SAN FRANCISCO, April 9, 2008--LookSmart, Ltd. (NASDAQ: LOOK), an online search advertising network and technology solutions company, today announced that, based on a preliminary evaluation of the first quarter of 2008, the Company expects to report total revenue of between $17.4 million and $17.7 million, which represents a 32% - 34% increase over first quarter 2007 revenue of $13.2 million (which included $1.3m derived from certain of the Company's consumer assets sold or retired in 2007). This result is preliminary and therefore subject to change. The Company is still in the process of completing its review of first quarter operating results, and therefore does not yet have visibility into other results of operations information.

"We are very pleased with our preliminary first quarter 2008 revenue results which reflect the strong growth in paid clicks delivered on our Advertiser Network, as well as on behalf of our publisher clients, particularly in light of the recent results reported for the broader industry and for comparable search advertising networks," commented Ted West, President and Chief Executive Officer. "We attribute our strong relative performance, in a challenging market environment, to LookSmart's focus on delivering superior value to search advertisers."

Mr. West continued, "While we are pleased with the strong first quarter growth rate, we cannot predict whether this growth rate will continue."

The revenue growth was largely driven by a growth in total paid clicks of approximately 62% year-over-year and 30% sequentially over the fourth quarter of 2007. The Company's Advertiser Network delivered total paid clicks of approximately 152 million in the first quarter of 2008. LookSmart continues to manage the Advertiser Network to establish an optimal balance between paid click growth, traffic acquisition costs, and revenue per click. During the first quarter of 2008, the Company focused on expanding the scope of the Advertiser Network in order to maximize top line revenue growth and to increase gross contribution. As such, the Company made a deliberate operating decision to grow paid clicks, while accepting somewhat lower cost per click within the Advertiser Network, in order to achieve these objectives.

LookSmart First Quarter 2008 Earnings Call

The Company expects to report its financial results for the first quarter ended March 31, 2008, on Tuesday, May 6, 2008, at which time the Company will hold its quarterly conference call to discuss results. Details for the call will be announced shortly.

About LookSmart, Ltd.

LookSmart is an online search advertising network and technology company that provides relevant solutions for advertisers and publishers. LookSmart offers advertisers targeted, pay-per-click (PPC) search and contextual advertising and banners through a monitored ad distribution network, and offers publishers a customizable set of private-label solutions. LookSmart is based in San Francisco, California. For more information, visit www.looksmart.com or call 415-348-7500.

Forward-Looking Statements

This press release contains forward-looking statements, such as references to our preliminarily expected first quarter 2008 revenue results and our business prospects. These statements, including their underlying assumptions, are subject to risks and uncertainties and are not guarantees of future performance. Results may differ due to various factors such as changes in the company's financial results for the first quarter 2008 based on the company's continued efforts to finish the review of such operating results and the review of such results by the company's auditors, the possibility that we may be unable to gain or maintain customer acceptance of our publisher solutions or ad backfill products, that existing and potential customers for our products may opt to work with, or favor the products of, others due to more favorable products or pricing terms, limitations on or our inability to retain and grow our ad and customer base, and limitations on or our inability to enhance our products. In addition, you should read the risk factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

The statements presented in this press release speak only as of the date of the release. Please note that except as required by applicable law we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

NOTE: "LookSmart" is a trademark of LookSmart, Ltd., and/or its subsidiaries in the U.S. and other countries. All other trademarks mentioned are the property of their respective owners.

SOURCE: LookSmart, Ltd.

Ted West, Chief Executive Officer and President

415-348-7500

twest@looksmart.net

Brian Gibson, Acting Chief Financial Officer

415-348-7207

bgibson@looksmart.net

ICR, Inc.

Laura Foster / Andrew Greenebaum

310-954-1100

laura.foster@icrinc.com